EXHIBIT 99.1
FOR RELEASE 6:00 AM ET, October 3, 2016
Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. COMPLETES ITS ACQUISITION OF HIGHLAND COUNTY BANKSHARES, INC. AND SUBSIDIARY, FIRST AND CITIZENS BANK
Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announces completion, effective October 1, 2016, of the acquisition by its subsidiary Summit Community Bank, Inc. of Highland County Bankshares, Inc. and its subsidiary, First and Citizens Bank, headquartered in Monterey, Virginia.
The former First and Citizens offices will continue to operate under that name until close of business on Friday, December 2, 2016, and will commence operating under the name Summit Community Bank on Monday, December 5, 2016.
As a result of the acquisition, Kyle E. Almond will join the Board of Directors of each of Summit and Summit Community Bank.
About the Company
Summit Financial Group, Inc. is a $1.7 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which now operates eighteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.